Exhibit 10.2

                                OPTION AGREEMENT
                                                                    June 2, 2004

         This OPTION AGREEMENT (this "Agreement") is entered into and made effective as of the 2nd day of June, 2004, between SLS International, Inc., a Delaware corporation (the "Company"), and Global Drumz, Inc., a California corporation ("Consultant").

         WHEREAS, the Company desires to grant to Consultant options to purchase shares of its common stock, $.001 par value per share, in consideration for services provided and to be provided by Consultant pursuant to a promotion agreement between the Company and Consultant dated effective as of June 2, 2004 (the "Promotion Agreement").

         WHEREAS, the Company and Consultant each intends that the Options granted herein shall be Non-Qualified Stock Options.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTIONS. On the date hereof ("Grant Date"), the Company hereby grants to Consultant options ("Options") to purchase 1,000,000 shares of the Company's common stock, par value $.00l per share ("Shares"), at the exercise price per share stated below ("Exercise Price").

         2. CHARACTER OF OPTIONS. These Options shall be considered Non-Qualified Stock Options.

         3. EXERCISE PRICE. The exercise price of the Options is $2.00 per Share ("Exercise Price").

         4. Vesting Schedule. The Options shall become exercisable, in whole or in part, in accordance with the following vesting schedule: fifty percent (50%) of the Shares subject to the Options shall vest on the date hereof and 1/12 of the Shares subject to the Options shall vest each month thereafter, as set forth immediately below:

                  Date                                Number of Shares Vesting
                  ----                                ------------------------
                  June 2, 2004                                    500,000
                  July 2, 2004                                      83,333
                  August 2, 2004                                    83,333
                  September 2, 2004                                 83,334
                  October 2, 2004                                   83,333
                  November 2, 2004                                  83,333
                  December 2, 2004                                  83,334
                                                                 ---------
                  Total:                                         1,000,000


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Notwithstanding the foregoing, vesting of the Options shall accelerate and the
Shares shall vest in full upon the occurrence of any of the following events:
(a) any termination of the Promotion Agreement by the Company except as permitted under Section 7(b) or Section 11 of the Promotion Agreement, (b) any termination of the Promotion Agreement by the Consultant pursuant to Section 7(b) or 7(c) of the Promotion Agreement, or (c) any sale of all or substantially all of the Company's voting stock, assets or business or any merger of the Company with another entity (excluding a merger with a wholly owned subsidiary).

         5. PAYMENT OF EXERCISE PRICE. To the extent vested pursuant to Section 4 hereof, Options represented hereby may be exercised in whole or in part by delivering to the Company notice of exercise and payment of the Exercise Price of the Options so exercised (i) in cash; (ii) by check; (iii) to the extent permitted by applicable law, by delivering a written direction to the Company that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company) through a licensed broker whereby the stock certificate or certificates for the shares of Common Stock for which the Option is exercised will be delivered to such broker as the agent for Consultant exercising the Option and the broker will deliver to the Company cash equal to the aggregate Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that the Company, in its reasonable judgment, is required to withhold with respect to the exercise of the Option; or
(iv) any combination of the foregoing. Exercise of this Option to the extent above stated may be made in whole or in part at any time and from time to time, subject to the limitations stated herein, except that no fractional share will be issued pursuant to this Option. The Company shall issue to Consultant stock certificates representing the Shares exercised in accordance with this Section 5 within one week of such exercise.

         6. TERM OF OPTIONS. The term of the Options granted herein shall be for five years commencing with the Grant Date. The Options shall expire and no longer be exercisable at the end of such term.

         7. TRANSFER OF OPTIONS. The Shares issuable hereunder shall be freely transferable, in whole or in part, and there are no restrictions upon any transfer, sale, monetization, pledge, alienation or other encumbrance with respect to either such Shares, except as provided by law. The Options are not transferable, other than to one or more "affiliates" of the Consultant for tax or estate planning purposes. For purposes of this Section 7, "affiliates" shall have the meaning provided to such term in Rule 144 promulgated under the Securities Act of 1933, as amended.

         8. ADJUSTMENTS. (a) If the outstanding shares of the Company's common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without


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receipt of consideration by the Company, occurring after the date of this
Agreement, the number and kinds of Shares subject to the outstanding Options granted hereunder shall be adjusted proportionately and accordingly by the Company. Any such adjustment in the number and kind of shares subject to the outstanding Options shall not change the aggregate Exercise Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Exercise Price per share.

         (b) The Exercise Price shall be subject to adjustment from time to time as follows:

         (i) If the Company shall issue, after the date of this Agreement, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Exercise Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. The foregoing calculation shall not take into account shares deemed issued on account of outstanding options, warrants, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (i) such options, warrants, rights or convertible or exchangeable securities have been exercised, converted or exchanged; and (ii) the consideration to be paid upon such exercise, conversion or exchange per share of underlying Common Stock is less than or equal to the per share consideration for the Additional Stock that has given rise to the Exercise Price adjustment being calculated.

         (ii) "Additional Stock" means any shares of the Company's common stock issued by the Company after the date of this Agreement other than (A) shares of common stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company; (B) shares of the Company's common stock issued upon the exercise or conversion of options, warrants, rights or convertible or exchangeable securities outstanding on the date of this Agreement; and (C) shares of the Company's common stock issued upon conversion of the Company's Series B Preferred Stock or exercise of the Company's Class C Warrants issued pursuant to the Company's private placement of up to 1,000,000 shares of Series B Preferred Stock (each with ten attached Class C Warrants), which commenced in February 2004.

         9. AMENDMENTS. The Company may not amend this Agreement without Consultant's consent.

         10. WITHHOLDING TAXES. The Company may withhold from sums due or to become due to Consultant from the Company any amount necessary to satisfy its obligation to withhold taxes incurred by reason of the exercise of the Option or the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or


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

may require Consultant (by request delivered to the Consultant within twelve months of the date of exercise or the date of the disqualifying disposition, as applicable) to reimburse the Company in such amount.

         11. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

         12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         14. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction.

                    [The signature page follows immediately.]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                            SLS INTERNATIONAL, INC.


                                            -------------------------
                                            By:  John Gott, President


                                            GLOBAL DRUMZ, INC.


                                            -------------------------
                                            By:  ______________, ___________

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